UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

TORNADO GOLD INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50146

(Commission File Number)

94-3409645

(IRS Employer Identification No.)

8600 Technology Way, Suite 118, Reno, Nevada, 89521

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 852-3770

3841 Amador Way, Reno, Nevada 89502

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report, the terms "we", "us" and "our" refer to Tornado Gold International Corp.

Item 8.01 Other Events.

On February 14, 2007 we held our Annual and Special General Meeting of Shareholders (the “Meeting”) adjourned from January 24, 2007. At the Meeting, our shareholders passed the resolution to approve the proposed agreement and plan of merger with our wholly-owned Delaware subsidiary so that we may be re-incorporated as a Delaware corporation. We have now incorporated our wholly-owned Delaware subsidiary and we anticipate that we will be filing the Certificate of Merger with Delaware Secretary of State and Articles of Merger with Nevada Secretary of State shortly.

We believe that our re-incorporation from the state of Nevada to the state of Delaware will facilitate our ability to list our common stock on the TSX Venture Exchange. We are currently preparing a listing application to list our common stock on the TSX Venture Exchange. We also believe that being a Delaware corporation will be beneficial

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for our company to attract more financing opportunities. However, we can provide no assurance that shares of common stock of Tornado Gold Delaware will be listed or will commence trading on the TSX Venture or any other stock exchange or that we will be able to secure additional financing in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORNADO GOLD INTERNATIONAL CORP.

By: /s/ Earl W. Abbott

Name: Earl W. Abbott

Title: President and Chief Executive Officer

Dated: February 23, 2007

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